UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Effective June 30, 2014, we entered into a Loan Agreement with Bank SNB, National Association, and Texas Capital Bank, together referred to as Lenders and collectively the agreement is referred to as the SNB Credit Facility. The SNB Credit Facility was used to consolidate all of our and our subsidiaries’ debt in the principal amount of $27.5 million, which we refer to as the Term Loan, and provides for an additional revolving loan in the amount of $2.5 million, which we refer to as the Revolving Loan. We have also entered into a number of ancillary agreements in connection with the SNB Credit Facility, including deposit account control agreements, subsidiary guarantees, security agreements and promissory notes.

Maturity Dates. The Term Loan matures on June 30, 2021 and the Revolving Loan matures on June 30, 2016.

Interest Rates. The interest rate for the Term Loan and Revolving Loan is 30-day LIBOR plus the Applicable Margins based on our Senior Debt Ratio, as defined. The Applicable Margins are as follows:

	Applicable Margin
Senior Debt Ratio	Revolving Loan	Term Loan
≥ 2.5x	3.75%	4.25%
< 2.5x, but ≥ 2.0x	3.25%	3.75%
< 2.0 x	2.75%	3.25%

The Applicable Margins are established at 3.75% for the Revolving Loan and 4.25% for the Term Loan through December 31, 2014. Subsequent to December 31, 2014, the Applicable Margins will be adjusted on a quarterly basis based on our senior debt ratio. The Senior Debt Ratio is calculated by dividing all of our indebtedness, including capital leases, that is secured by a lien or security interest in any of our assets by our EBITDA for the preceding four fiscal quarters. EBITDA is defined in the SNB Credit Facility as our net income calculated before interest expense, provision for income taxes, depreciation and amortization expenses, stock compensation, gains arising from the write-up of assets, extraordinary gains and any one-time expenses approved by Bank SNB.

Interest and Principal Payments. We are required to make quarterly payments of principal and interest on the Term Loan. The first four quarterly payments on the Term Loan will be $875,000 plus all accrued and unpaid interest. Each subsequent quarterly payment will be $1,000,000 plus all accrued and unpaid interest. We are required to make quarterly payments on the Revolving Loan equal to the accrued and unpaid interest. All unpaid principal and interest on the Term Loan and Revolving Loan must be paid on the respective maturity dates of June 30, 2021 and June 30, 2016.

Mandatory Prepayments. If we sell any assets in excess of $100,000 or collectively sell any assets in a 12 month period in excess of $100,000, we must make a prepayment equal to the net proceeds of the asset sale(s). If we receive proceeds from a debt or equity offering that is not used for a permitted acquisition over a 12 month period following the offering or for repayment of our preferred noncontrolling interests, we must make a prepayment equal to the net proceeds of the debt or equity offering. Subsequent to the completion of our annual audited financial statements, we must make a prepayment equal to 30% of our Excess Cash Flow which is defined as the amount of EBITDA (as defined in the SNB Credit Facility) for the fiscal year that exceeds the sum of debt service payments plus capital expenditures plus cash payments for federal, state and local income taxes, plus distributions made by our Equity Owned Hospitals to persons other than us.

Voluntary Prepayments. We may prepay amounts under the Term Loan at any time provided that we are required to pay a prepayment penalty of 2% of the amount prepaid if payment is made prior to the first anniversary, 1.5% if the prepayment is made after the first anniversary but prior to the second anniversary and 1% if the prepayment is made after the second anniversary but prior to the maturity date. We may prepay amounts under the Revolving Loan at any time without penalty.

Guaranties. Each of our direct or indirect wholly-owned subsidiaries jointly and severally and unconditionally guaranty payment of our obligations owed to Lenders.

Financial Covenants:

Senior Debt Ratio. We must maintain a Senior Debt Ratio not in excess of 3.00 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

Senior Debt Service Coverage Ratio. We must maintain a Senior Debt Service Coverage Ratio of not less than 1.30 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

The Senior Debt Service Coverage ratio is the ratio of EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters minus cash payments for federal, state and local taxes, minus capital expenditures to our debt service payments for the same period.

Adjusted Senior Debt Service Coverage Ratio. We must maintain an Adjusted Senior Debt Service Coverage Ratio of not less than 1.05 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

The Adjusted Senior Debt Service Coverage Ratio is the ratio of EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters minus cash payments for federal, state and local taxes, minus capital expenditures, plus distributions made to our preferred noncontrolling interest holders, plus distributions made by our Equity Owned Hospitals to persons other than us to our debt service payments for the same period.

Minimum EBITDA. We must have EBITDA of not less than $2 million for the fiscal quarter ended on June 30, 2014.

Annualized EBITDA. Until June 30, 2015 and for purposes of calculating compliance with the financial covenants in SNB Credit Facility, EBITDA shall be determined by annualizing EBITDA for the fiscal quarter ending on September 30, 2014 and each quarter that has elapsed thereafter.

Restrictions on Indebtedness. We and our Equity Owned Hospitals are not allowed to create any indebtedness other than indebtedness for the purchase of fixed assets not exceeding $500,000 in any fiscal year, trade payables incurred in the ordinary course of business and not past due, contingent obligations and unsecured indebtedness not exceeding $100,000 in the aggregate at any time outstanding.

Use of Proceeds. All proceeds of the Term Loan were used solely for the refinancing of existing indebtedness. The proceeds of the Revolving Loan will be used for working capital.

Collateral. Payment and performance of our obligations under the SNB Credit Facility are secured in general by all of our assets.

Defaults and Remedies. In addition to the general defaults of failure to perform our obligations under the Loan Agreement, events of default also include the occurrence of a change in control, as defined, and the loss of our Medicare or Medicaid certification, collateral casualties, entry of a judgment of $150,000 or more, failure of first liens on collateral and the termination of any of our management agreements that represent more than 10% of our management fees for the preceding 18 month period. In the event of a monetary default, all of our obligations due under the SNB Credit Facility shall become immediately due and payable. In the event of a non-monetary default, we have 10 days or in some cases three days to cure before Bank SNB has the right to declare our obligations due under the SNB Credit Facility immediately due and payable.

A copy of the Loan Agreement and Note are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing summary of the Loan Agreement and Note are qualified in its entirety by reference to the exhibits filed herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Hubert King as Chief Financial Officer; resignation of Mark Kidd as Chief Financial Officer

Hubert King, 66, was named our Chief Financial Officer and our Principal Financial Officer on July 1. 2014. From April 2010 to April 2014, Mr. King served as Vice President and Chief Financial Officer of SoutheastHEALTH which is a four hospital system consisting of a tertiary care hospital with three satellite hospital facilities and multiple outpatient facilities. From 2006 to January 2010, Mr. King held various positions with Quorum Health Resources including roles as Chief Executive Officer and Chief Financial Officer of a community hospital in Texas and Chief Operating Officer and Chief Financial Officer of a three hospital health system in California. Mr. King’s career includes other positions as Chief Financial Officer of hospitals and healthcare systems. From 1995 to 1998, Mr. King founded and owned a consulting services company in Florida that was focused on providing consulting services to hospitals. Mr. King began his career in public accounting. Mr. King is a Certified Public Accountant (inactive) and holds a M.B.A. from Southern Methodist University and a B.S.B.A. in accounting from the University of Central Florida.

As Chief Financial Officer, Mr. King will receive an annual base salary of $220,000 and will be eligible to earn a bonus up to 75% of his base salary if the Company meets certain earnings target and other objectives to be determined by our Compensation Committee. In addition, Mr. King is expected to be awarded a restricted stock grant of 1,000,000 shares of the Company’s common stock. The stock award vests over a five year period beginning on January 1, 2015 except if Mr. King voluntarily resigns or is terminated for cause.

There are no other arrangements or understandings pursuant to which Mr. King was selected as the Company’s Chief Financial Officer. There are no family relationships among any of the Company’s directors, executive officers, and Mr. King, and there are no related party transactions between the Company and Mr. King reportable under Item 404(a) of Regulation S-K.

On July 1, 2014 and in connection with the appointment of Mr. King, Mark R. Kidd resigned his position as Chief Financial Officer and Principal Financial Officer. In May 2014, Mr. Kidd agreed to be named as interim Chief Financial Officer. Mr. Kidd will continue to serve as our Secretary and will also serve as our SEC Reporting Manager, a position he held prior to becoming Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan, Security and Guaranty Agreement, dated June 30, 2014, by and between Foundation Healthcare, Inc. and Bank SNB, National Association and Texas Capital Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: July 1, 2014	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Loan, Security and Guaranty Agreement, dated June 30, 2014, by and between Foundation Healthcare, Inc. and Bank SNB, National Association and Texas Capital Bank.